Exhibit 99.2

DeRemate Operations

Condensed Combined Balance Sheet

As of June 30, 2008 and December 31, 2007

	June 30, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$575,618	$358,990
Accounts receivable	349,307	132,903
Related Party - Accounts receivable	1,623,446	613,275
Related Party - Shareholders’ receivable	—	4,582,896
Funds receivable from customers	156,555	217,368
Prepaid expenses	64,092	14,066
Other assets	381,064	362,442

Total current assets	3,150,082	6,281,940
Non-current assets:
Property and equipment, net	1,325,676	887,854
Other assets	35,270	43,094

Total non-current assets	1,360,946	930,948

Total assets	$4,511,028	$7,212,888

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$359,811	$332,599
Related Party - Accounts payable	979,577	1,051,641
Funds payable to customers	240,097	202,200
Social security payable	359,201	334,741
Taxes payable	207,992	219,416
Related Party - Loans payable	1,662,927	2,127,401
Other liabilities	3,032	21,177
Provisions	1,831,616	799,700

Total current liabilities	5,644,253	5,088,875

Total liabilities	5,644,253	5,088,875

Commitments and contingencies (Note 3)

Shareholders’ equity:
Common stock	4,926,828	9,876,414
Accumulated deficit	(3,104,544)	(6,856,746)
Businesses not acquired	(3,181,208)	(922,050)
Accumulated other comprehensive income	225,699	26,395

Total shareholders’ (deficit) / equity	(1,133,225)	2,124,013

Total liabilities and shareholders’ (deficit) / equity	$4,511,028	$7,212,888

The accompanying notes are an integral part of these condensed combined financial statements.

DeRemate Operations

Condensed Combined Statement of Operations

For the six-month periods ended June 30, 2008 and 2007

	Six Months Ended June 30,
	2008	2007
	(Unaudited)
Net revenues	$1,567,090	$1,220,302

Related Party - Advertising revenues	1,502,412	1,137,693
Cost of net revenues	(344,011)	(223,401)
Related Party - Cost of net revenues	(81,547)	—

Gross profit	2,643,944	2,134,594

Operating expenses:
Product and technology development	(484,800)	(576,262)
Sales and marketing	(2,290,590)	(559,936)
Related Party - Advertising cost	(17,126)	(102,290)
General and administrative	(901,467)	(842,132)

Total operating expenses	(3,693,983)	(2,080,620)

(Loss) / Income from operations	(1,050,039)	53,974

Other (Expenses) / Income:
Interest expense and other financial charges	(132,139)	(36,051)
Related Party - Interest expense	(16,906)	(25,095)
Foreign currency (loss) / gain, net	(100,610)	19,447

Net (Loss) / Income before income / asset tax expense	(1,299,694)	12,275

Income / asset tax expense	—	—

Net (Loss) / Income	$(1,299,694)	$12,275

The accompanying notes are an integral part of these condensed combined financial statements.

DeRemate Operations

Condensed Combined Statement of Changes in Shareholders’ (Deficit) / Equity

For the six-month periods ended June 30, 2008 and 2007 (unaudited)

	Comprehensive income	Common stock Amount	Accumulated deficit	Businesses not acquired	Accumulated other comprehensive income / (loss)	Total
Balance as of December 31, 2006		$9,876,414	$(7,489,379)	$—	$40,781	$2,427,816

Changes in net assets of businesses not acquired		—	—	(55,118)	—	(55,118)
Net income	12,275	—	12,275	—	—	12,275
Currency translation adjustment	(7,453)	—	—	—	(7,453)	(7,453)

Comprehensive income	4,822

Balance as of June 30, 2007		$9,876,414	$(7,477,104)	$(55,118)	$33,328	$2,377,520

Changes in net assets of businesses not acquired				(866,932)		(866,932)
Net income	620,358	—	620,358	—	—	620,358
Currency translation adjustment	(6,933)	—	—	—	(6,933)	(6,933)

Comprehensive income	613,425

Balance as of December 31, 2007		$9,876,414	$(6,856,746)	$(922,050)	$26,395	$2,124,013

Capital reduction		$(5,051,896)	$5,051,896	—	$—	—
Capital increase		102,310	$—	—	$—	102,310
Changes in net assets of businesses not acquired		—	—	(2,259,158)	—	(2,259,158)
Net loss	(1,299,694)	—	(1,299,694)	—	—	(1,299,694)
Currency translation adjustment	199,304	—	—	—	199,304	199,304

Comprehensive income	(1,100,390)

Balance as of June 30, 2008		$4,926,828	$(3,104,544)	$(3,181,208)	$225,699	$(1,133,225)

The accompanying notes are an integral part of these condensed combined financial statements.

DeRemate Operations

Condensed Combined Statement of Cash Flows

For the six-month periods ended June 30, 2008 and 2007

	Six Months Ended June 30,
	2008	2007
	(Unaudited)
Cash flows from operations:
Net (Loss) / Income	$(1,299,694)	$12,275
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	152,675	172,924
Increase in Allowance for Doubtful Accounts	118,769	64,853
Increase in Allowance for Contingencies	3,201	—
Interest expense	16,906	25,095
Changes in assets and liabilities:
Accounts receivable	(949,845)	160,300
Funds receivable from customers	65,502	(1,785)
Prepaid expenses	(48,219)	(6,878)
Other assets	1,177	46,549
Accounts payable and accrued expenses	(702,599)	(1,187,302)
Funds payable to customers	30,181	(16,860)
Provisions	997,645	(3,389)
Other liabilities	(18,301)	(400)
Net assets of businesses not acquired	(2,255,538)	(55,390)

Net cash provided by / (used in) operating activities	(3,888,140)	(790,008)

Cash flows from investing activities:
Purchase of property and equipment	(542,394)	(482,296)

Net cash (used in) investing activities	(542,394)	(482,296)

Cash flows from financing activities:
Capital increase	102,310	—
Loans received	760,116	1,009,835
Collection of Shareholders’ receivable	4,582,896	—
Loans payable	(829,541)	—

Net cash provided by financing activities	4,615,781	1,009,835

Effect of exchange rate changes on cash and cash equivalents	31,381	2,252

Net Increase / (Decrease) in cash and cash equivalents	216,628	(260,217)
Cash and cash equivalents, beginning of year	358,990	526,759

Cash and cash equivalents, end of period	$575,618	$266,542

	Six Months Ended June 30,
	2008	2007
Supplemental cash flow information:
Cash paid for interest	$137,251	$—
Cash paid for income taxes	$5,589	$5,471

The accompanying notes are an integral part of these condensed combined financial statements.

DeRemate Operations

Notes to Condensed Combined Financial Statements

1.	Nature of Business

Business operations

DeRemate operated online trading platforms in Argentina (www.deremate.com.ar), Chile (www.deremate.cl), Mexico (www.dereto.com.mx) and Colombia (www.dereto.com.co) through the following entities: DR Argentina, a company organized under the laws of Argentina (“DR Argentina”), DeRemate.com Chile S.A., a company organized under the laws of Chile (“DR Chile”), Interactivos y Digitales México S.A. de C.V., a company organized under the laws of Mexico (“ID Mexico”) and Compañía de Negocios Interactiva de Colombia E.U., a company organized under the laws of Colombia (“CNI Colombia” and together with DR Argentina, DR Chile and ID Mexico, “DeRemate”, “the Company”, “Acquired Entities” or “DeRemate Operations”).

DeRemate’s trading platform is a fully automated online service that is available 24 hours-a-day, seven-days-a-week. DeRemate’s platform supports a fixed price format in which sellers and buyers trade items at a fixed price established by sellers, and developed a system of Internet auctions in the form of consumer-to-consumer or company-to-consumer. The system of auctions developed by the Company allows the users to publish, supply and buy goods and services of a diverse nature through its Internet website.

Additionally, DR Argentina and DR Chile developed an integrated online payments solution. It was designed to facilitate transactions on the trading platform, providing an escrow mechanism that enables users to securely, easily and promptly send and receive payments online and provide more efficient and effective payment methods from buyers to sellers to create a faster, easier and safer online commerce experience.

Sale of Operations

On September 5, 2008, MercadoLibre, Inc. completed, through one of its subsidiaries, Hammer.com LLC, the acquisition of all of the issued and outstanding shares of capital stock of DR Argentina, DR Chile, ID Mexico and CNI Colombia companies. The Company completed the acquisition of these businesess from Hispanoamerican Educational Investments BV, a corporation organized under the laws of Holland (“HEI”) and S.A. La Nación, a company organized under the laws of Argentina (“SALN” and together with HEI, the “Sellers”). The acquisition is expected to significantly expand MercadoLibre's business in Chile while strengthening the Company's leadership position in Argentina. Management expects significant synergies between both businesses to be realized, mainly through improving the monetization of DeRemate's gross merchandise volume and by generating efficiencies in operations and technology.

Other small platforms operated by the acquired entities were not acquired.

The accompanying financial statements combine DeRemate Operations for the six-month periods ended June 30, 2008 and 2007.

DeRemate Operations

Notes to Condensed Combined Financial Statements

2.	Summary of Significant Accounting Policies

Basis of presentation and combination

The condensed combined financial statements include the financial position of the Company as of June 30, 2008 and December 31, 2007 and the result of the operations of the acquired entities as of and for the six-month periods ended June 30, 2008 and 2007 and exclude other businesses retained by the seller. All significant intercompany balances and transactions have been eliminated in accordance with combination accounting principles under generally accepted accounting principles in the United States of America (“US GAAP”). These condensed combined financial statements have been prepared in United States dollars, in accordance with US GAAP. Each of the acquired entities has determined their local currency to be their functional currency.

Additionally, the condensed combined financial statements may not be indicative of DeRemate Operations’ future performance and do not necessarily reflect what its combined results of operations, financial position, and cash flows would have been had the Company operated as a separate, stand-alone company during the reporting period.

Allocation method used

The combined financial statements include allocations of assets (including receivables), liabilities (including certain accrued expenses), revenues and expenses (including salary and wages, legal, accounting, tax, insurance services and other corporate overhead) relating to DeRemate Operations. As described in note 1, DeRemate Operations include the businesses of the trading platform and the online payment solutions (the “businesses acquired”). Balances corresponding to other platforms were excluded since their related businesses were not acquired.

The allocation is designed to ensure that the balances of DeRemate Operations include the assets and liabilities associated with their businesses. Cash and cash equivalents, tax credits, deferred tax assets and other assets are an integral part of the legal entities acquired and, consequently, were totally allocated to the businesses acquired. On the other hand, accounts receivable and property and equipment were allocated, based on the specific identification method to each of the businesses. Regarding liabilities, accounts payable, social security payable and related provisions and other liabilities were allocated in accordance with the obligations associated with each business; while tax payables and loans were allocated fully to the businesses acquired.

Revenues and expenses were also attributed under the specific identification method to each business unit in which they were generated and incurred, respectively. Salaries and other personnel compensation were allocated considering the time spent for the personnel in each business unit. Expenses were allocated on a pro rata basis following the salary distribution. These allocations may not reflect the actual financial resources or expenses that DeRemate Operations might have incurred as a stand-alone entity.

DeRemate Operations

Notes to Condensed Combined Financial Statements

2.	Summary of Significant Accounting Policies (Continued)

Allocation method used (Continued)

The application of the allocation method described above resulted in the recognition of net assets of businesses not acquired amounting to $ 3,181,208 and $ 922,050, as of June 30, 2008 and December 31, 2007, respectively.

Management believes that these allocations are reasonable and present fairly the financial position, results of operations and cash flows of DeRemate Operations on a stand-alone basis. However, the financial position, results of operations and cash flows of DeRemate Operation may differ from those that would have been reported had DeRemate Operation been a stand-alone entity during the period presented.

Use of estimates

The preparation of condensed combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates are used for, but not limited to accounting for allowance for doubtful accounts, depreciation, amortization, impairment and useful lives of long-lived assets, recognition of current and deferred income taxes and contingencies. Actual results could differ from those estimates.

Concentration of credit risk

Cash, cash equivalents and accounts receivable are potentially subject to concentration of credit risk. Cash and cash equivalents are placed with financial institutions that management believes are of high credit quality. Accounts receivable are derived from revenue earned from customers located internationally. Accounts receivable balances are settled through customer credit cards and debit cards, with the majority of accounts receivable collected upon processing of credit card transactions. The Company maintains an allowance for doubtful accounts receivable based upon its historical experience and the current condition of specific customers. Historically, such losses have been within management expectations. However, unexpected or significant future changes in trends could result in a material impact to future statements of income or cash flows. Due to the relatively small dollar amount of individual accounts receivable, the Company generally does not require collateral on these balances. The allowance for doubtful accounts is recorded as a charge to operating expenses.

DeRemate Operations

Notes to Condensed Combined Financial Statements

2.	Summary of Significant Accounting Policies (Continued)

Funds receivable and funds payable to customers

Funds receivable from customers related to DePago business arise due to the time taken to clear transactions through external payment networks. When customers fund their account using their bank account or credit card, there is a period before the cash is received by the Company. Hence, these funds are treated as a receivable until the cash is settled.

Funds payable to customers related to DePago business represent amounts due to customers which are held by the Company until the transaction is completed.

Allowance for doubtful accounts

The Company maintains allowances for doubtful accounts for estimated losses that may result from the inability of its customers to make required payments. Allowances are based upon several factors including, but not limited to, historical experience and the current condition of specific customers.

Property and equipment, net

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. Repairs and maintenance costs are expensed as incurred.

Impairment of Long-Lived Assets

The acquired entities review long-lived assets for impairments whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flows expected to be generated by the asset. If such assets are considered to be impaired on this basis, the impairment loss to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

No impairments were recognized during the reporting period.

Capital Reduction

On January 24, 2008, DR Argentina made a capital reduction to absorb accumulated losses.

Businesses not acquired

It represents the offsetting account derived from the allocation method above described between net assets of businesses acquired and those not acquired by MercadoLibre, Inc.

DeRemate Operations

Notes to Condensed Combined Financial Statements

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition

The Company’s net revenues are derived primarily from final value fees calculated as a percentage of the final sales transaction value, from insertion fees, from optional feature fees and from online advertising.

Revenues are recognized when evidence of an arrangement exists, the fee is fixed or determinable, no significant obligation remains and collection of the receivable is reasonably assured.

Revenues related to final value fees are recognized at the time that the transaction is successfully concluded. A transaction is considered successfully concluded when at least one buyer has bid above the seller’s specified minimum price or reserve price, whichever is higher, or at the seller’s specified fixed price at the end of the transaction term.

Revenues related to insertion fees and optional feature fees are recognized ratably over the estimated period of the auction.

Advertising revenues, which are principally derived from the sale of banners or sponsorship on the sites, are recognized as the impressions are delivered.

Advertising Costs

Advertising costs are expensed as incurred and totaled $1,843,732 and $261,230 for the six-month periods ended June 30, 2008 and 2007, respectively.

Comprehensive Income / (Loss)

Comprehensive income is comprised of two components, net income / (loss) and other comprehensive income / (loss), and defined as all other changes in equity of the Company that result from transactions other than with shareholders. Other comprehensive income / (loss) includes the cumulative translation adjustment relating to the translation of the financial statements of each acquired entity.

DeRemate Operations

Notes to Condensed Combined Financial Statements

2.	Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

All of the acquired entities have determined their local currency to be their functional currency. Accordingly, these foreign entities translate assets and liabilities from their local currencies to U.S. dollars using year end exchange rates while income and expense accounts are translated at the average rates in effect during the year. The resulting translation adjustment is recorded as part of other comprehensive income, a component of shareholders’ equity. Gains and losses resulting from transactions denominated in foreign currencies other than functional currencies are recognized in earnings. Net foreign currency (loss) / gain, net are included in the condensed combined statement of operations under the caption “Other income (expenses)” and amounted to $(100,610) and $19,447 for the six-month period ended June 30, 2008 and 2007, respectively.

Income Taxes

Each acquired entity is subject to income tax in the country where it operates in. The Company accounts for income taxes following the liability method of accounting which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred tax assets are also recognized for tax loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets or liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded when, based on the available evidence, it is more likely than not that all or a portion of the Company’s deferred tax assets will not be realized. The Company’s income tax expense consists of taxes currently payable, if any, plus the change during the period in the Company’s deferred tax assets and liabilities.

Uncertainty in Income Taxes

The Company adopted Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – An Interpretation of FASB Statement No. 109” (“FIN 48”). This interpretation clarifies the accounting for uncertain tax positions recognized in a company’s financial statements in accordance with Statement 109. FIN 48 prescribes a more likely than not recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification of a liability for unrecognized tax benefits, accounting for interest and penalties, accounting in interim periods, and expanded income tax disclosures. The adoption of FIN 48 had no significant impact on the Company’s condensed combined financial statements.

DeRemate Operations

Notes to Condensed Combined Financial Statements

2.	Summary of Significant Accounting Policies (Continued)

Uncertainty in Income Taxes (Continued)

The Company is subject to taxation in various foreign jurisdictions. The material jurisdictions that are subject to examination by tax authorities for tax years after 2002 primarily include Argentina and Chile.

The Company classifies interest and penalties in the statement of income in income / asset tax (expense).

Recent Accounting Pronouncements

1.	Business Combinations

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141 R”). This Statement replaces SFAS 141, “Business Combinations”. This Statement retains the fundamental requirements in Statement 141 that the acquisition method of accounting (which Statement 141 called the purchase method) be used for all business combinations. This Statement defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control. Statement 141 did not define the acquirer, although it included guidance on identifying the acquirer, as does this Statement. This Statement’s scope is broader than that of Statement 141, which applied only to business combinations in which control was obtained by transferring consideration.

This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date.

2.	Noncontrolling Interests in Consolidated Financial Statements

In December 2007, the FASB issued Statement of Financial Accounting Standards No.160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” (“SFAS 160”). This Statement amends ARB Nº 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Earlier adoption is prohibited.

DeRemate Operations

Notes to Condensed Combined Financial Statements

2.	Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements (Continued)

3.	Determination of the fair value of financial assets

In October 2008, the FASB issued FASB Staff Position FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarified the application of FAS 157. FSP 157-3 demonstrated how the fair value of a financial asset is determined when the market for that financial asset is inactive. FSP 157-3 was effective upon issuance, including prior periods for which financial statements had not been issued. The implementation of this standard did not have an impact on the Company’s condensed combined financial statements.

4.	Hierarchy of Generally Accepted Accounting Principles

In May 2008, the FASB issued Statement of Financial Accounting Standards No.162, “The Hierarchy of Generally Accepted Accounting Principles”. This Statement identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with generally accepted accounting principles (GAAP) in the United States (the GAAP hierarchy). The Board believes that the GAAP hierarchy should be directed to entities because it is the entity that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. Accordingly, the Board concluded that the GAAP hierarchy should reside in the accounting literature established by the FASB and is issuing this Statement to achieve that result. This Statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.

3.	Commitments and Contingencies

Litigation and Other Legal Matters

At the beginning of year 2008, DR Argentina had one (1) lawsuit in the Court of First Instance in Civil and Commercial Nº 6 of the City of La Plata, Province of Buenos Aires (“Juzgado de Primera Instancia en lo Civil y Comercial Nº 6 del Departamento Judicial de La Plata, Buenos Aires”), twenty one (21) claims in Consumer Protection departments (“oficinas de Defensa y Protección del Consumidor”) and ten (10) claims notified by registered notice (“carta documento”), all related to damages suffered by individuals or entities who purchased items through the website. DR Argentina also had two (2) claims in Commercial Loyalty Department (“Dirección de Lealtad Comercial”) because of deceitful advertising. Finally, it had one (1) lawsuit brought in a Federal Court of First Instance in Civil and Commercial Nº 11 of the City of Buenos Aires (“Juzgado Nacional de Primera Instancia en lo Civil y Comercial Federal Nº 11 de la Capital Federal”) by Nike International Ltd. for the use and explotation of its brands.

DeRemate Operations

Notes to Condensed Combined Financial Statements

3.	Commitments and Contingencies (Continued)

During the six-month period ending on June 30, 2008, DR Argentina received eight (8) additional claims through Consumer Protection departments and one (1) additional claim by registered notice, related to damages suffered by purchasers and sellers of items through the website. During such period, Nike International Ltd. obtained a preliminary injunction against DR Argentina., which suspended the offer of Nike-branded products until sellers could be properly identified. Such injunction was appealed by DR Argentina.

Therefore, as of June 30, 2008, DR Argentina had pending total of forty two (42) claims (including those filed before Consumer Protection and Commercial Loyalty departments, and those notified by registered notice), two (2) lawsuits and a preliminary injunction.

Finally, DR Chile, ID Mexico and CNI Colombia had no disputes or possible lawsuits that could result in losses for those companies as of June 30, 2008.

As of June 30, 2008, DR Argentina had not created reserves for proceeding-related contingencies covering legal actions or lawsuits against it, because a loss is not considered probable.

Other third parties have from time to time claimed, and others may claim in the future, that the Company was responsible for fraud committed against them, or that the Company has infringed their intellectual property rights. The underlying laws with respect to the potential liability of online intermediaries like the Company are unclear in the jurisdictions where the Company operates. Management believes that additional lawsuits alleging that the Company has violated copyright or trademark laws could be filed against the Company. Intellectual property claims, whether meritorious or not, are time consuming and costly to resolve, could require expensive changes in the Company’s methods of doing business, or could require the Company to enter into costly royalty or licensing agreements. The Company may be subject to patent disputes, and be subject to patent infringement claims as the Company’s services expand in scope and complexity. From time to time, the Company is involved in other disputes or regulatory inquiries that arise in the ordinary course of business.

Other contingencies

As of June 30, 2008, DR Argentina had created reserves for $189.316 in order to cover certain tax, other than income tax, and labor contingencies identified in that company.

DeRemate Operations

Notes to Condensed Combined Financial Statements

3.	Commitments and Contingencies (Continued)

Operating Leases

The Company has leases for office space in the various countries it operates in. Total rental expense amounted to approximately $153,035 and $69,728 for the six-month periods ended June 30, 2008 and 2007, respectively.

Minimum remaining annual commitments under the non-cancelable operating leases are as follows:

For the year ended December 31, 2008 (remaining two months) *	$58,422

$58,422

(*)	Includes leases up to August 31, 2008 because after the acquisition the leasing contracts where transferred to the Sellers.

4.	Related Party Transactions

As of June 30, 2008 the Company maintains the following balances and transactions carried out during the six-month period ended June 30, 2008 with related parties:

		S.A. La Nación	Hispanoamerican Educational Investments BV (“HEI”)	DeRemate.com, Inc	Total
Balance Sheet
Accounts Receivable	(1)	$1,623,446	$—	$—	$1,623,446
Accounts payable	(2)	(913,209)	—	(66,368)	(979,577)
Loans payable	(2)	—	(1,135,678)	(527,249)	(1,662,927)
Income Statement
Advertising Revenues	(3)	$1,502,412	$—	$—	$1,502,412
Advertising cost	(3)	17,126	—	—	17,126
Interest expense		16,906	—	—	16,906
Cost of Net Revenues		—	—	81,547	81,547

(1)	Account receivables are related to the advertising revenues.

(2)	Loans payable and accounts payable represent funding for working capital requirements and purchases of fixed assets, respectively.

(3)	Advertising revenues and cost related to S.A. La Nación will no longer exist after the acquisition mentioned in Note 1.

DeRemate Operations

Notes to Condensed Combined Financial Statements

4.	Related Party Transactions (Continued)

As of December 31, 2007, outstanding balances with related parties are as follow:

		S.A. La Nación	Hispanoamerican Educational Investments BV (“HEI”)	DeRemate.com, Inc	Total
Balance Sheet
Accounts Receivable	(1)	$613,275	$—	$—	$613,275
Accounts payable	(2)	(850,662)	—	(200,979)	(1,051,641)
Loans payable	(2)	(809,581)	(1,147,656)	(170,164)	(2,127,401)
Shareholders’ receivables	(3)	—	4,582,896	—	4,582,896

(1)	Account receivables are related to the advertising revenues.

(2)	Loans payable and accounts payable represent funding for working capital requirements and purchases of fixed assets, respectively.

(3)	Shareholders’ receivables represent capital contributions to be received which were collected during the first half of 2008.

Transactions carried out with related parties for the six-month period ended June 30, 2007 are as follow:

		S.A. La Nación	Hispanoamerican Educational Investments BV (“HEI”)	DeRemate.com, Inc	Total
Income Statement
Advertising Revenues	(1)	$1,137,693	$—	$—	$1,137,693
Advertising cost	(1)	$102,290	—	—	102,290
Interest expense		$25,095	—	—	25,095

(1)	Advertising revenues and cost related to S.A. La Nación will no longer exist after the purchase agreement mentioned in Note 1.

*    *    *    *